Exhibit 21

                                 SUBSIDIARIES*

                                      OF

                            ORION CAPITAL CORPORATION



                                                                State or Other
                                                                  Jurisdiction
Subsidiary                                                     of Incorporation
------------                                                   -----------------

Clarke & Towner, Inc.                                            Connecticut
Connecticut Specialty Group, Inc.                                Connecticut
Connecticut Specialty Insurance Company                          Connecticut
Connecticut Specialty Insurance Group, Inc.                      Connecticut
Design Professionals Administration Corporation                  California
Design Professionals Insurance Company                           Connecticut
Dimock & Associates, Inc. Insurance Brokers                      California
DPIC Companies, Inc.                                             California
DPIC Management Services Corp.                                   Connecticut
EBI Companies, Inc.                                              Connecticut
EBI Consulting Services, Inc.                                    California
EBI Indemnity Company                                            Connecticut
EFC Property Management, Inc.                                    California
Employee Benefits Insurance Company                              Connecticut
Independent Financial Planners Corporation                       New Jersey
Jabawwat, Inc.                                                   Delaware
Wm. H. McGee & Co., Inc.                                         New York
Wm. H. McGee & Co. (Bermuda) Ltd                                 Bermuda
Wm. H. McGee & Co. of Canada, Ltd.                               Canada
Wm. H. McGee & Co. of Puerto Rico, Inc.                          Puerto Rico
Wm. H. McGee Services, Inc.                                      New York
Nations' Care, Inc.                                              Connecticut
Orion Capital Companies, Inc.                                    Connecticut
Orion Properties Corporation                                     Delaware
Peninsula Excess Insurance Brokers, Inc.                         California
Security Insurance Company of Hartford                           Connecticut
Security Insurance Company (U.K.) Limited                        United Kingdom
SecurityRe, Inc.                                                 Connecticut
Security Reinsurance Company                                     Connecticut
Security Warranty Association of Florida, Inc.                   Florida
The Connecticut Indemnity Company                                Connecticut
The Fire and Casualty Insurance Company of Connecticut           Connecticut
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        *The listed subsidiaries are wholly-owned by Orion Capital
         Corporation (the "Company") as of December 31, 1996.  The
         Company owns 81% of Guaranty National Corporation of
         Englewood, Colorado and 24.8% of Intercargo Corporation of
         Schaumburg, Illinois.